Exhibit 10.10
ADDENDUM TO EXECUTIVE EMPLOYMENT AGREEMENT
Ross Stores, Inc. (the “Company”) and Michael Hartshorn (the “Executive”) (collectively, the “Parties”) hereby enter into this Addendum to the Executive Employment Agreement entered into by the Parties effective August 16, 2019 and any subsequent renewal of such agreement (collectively, the “Employment Agreement”), and agree for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1. This Addendum is effective as of April 1, 2020 (the “Effective Date”).
2. Notwithstanding Section 4(a) of the Employment Agreement to the contrary, for the period beginning on the Effective Date and continuing until the date on which the Company determines, in its sole discretion, that at least fifty percent (50%) of the Company’s stores closed as of the Effective Date due to the COVID-19 health pandemic have fully reopened, Executive’s current gross salary shall be decreased by fifty percent (50%).
3. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Addendum delivered by facsimile, e-mail, electronic signature, or other means of electronic transmission (including scan or .PDF) shall be deemed to have the same legal effect as delivery of an original signed copy of this Addendum.
4. Except as otherwise amended by this Addendum, all provisions of the Employment Agreement shall remain unmodified and in full force and effect. The Employment Agreement, as modified by this Addendum, represents the entire agreement between the Parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof. This Addendum shall form a part of the Employment Agreement for all purposes.
IN WITNESS WHEREOF, the Parties have knowingly and voluntarily executed this Addendum as of the dates set forth below:

ROSS STORES, INC.		EXECUTIVE

/s/Barbara Rentler		/s/Michael Hartshorn

Name:	Barbara Rentler	Name:	Michael Hartshorn

Dated:	3/31/2020	Dated:	3/31/2020